Exhibit 99.1

Contact:

Michael G. McAuley

Senior Vice President, Chief Financial Officer and Treasurer

(412) 429-2472

mmcauley@ampcopgh.com

FOR IMMEDIATE RELEASE

CARNEGIE, PA

August 5, 2020

Ampco-Pittsburgh Corporation Announces Second Quarter 2020 Results

•	Corporation reports positive EPS of $0.05 per common share for Q2 despite impact of COVID-19 pandemic.

•	Return to profitability extends through Q2 2020 with trailing twelve-month EPS now positive.

•	Air & Liquid Processing segment results approximated prior year levels and improved sequentially.

•	Liquidity position improved, including effective liquidity preservation measures taken during the second quarter in response to pandemic. Debt reduced 23%, or $15.9 million, from the end of Q1 2020.

Carnegie, PA, August 5, 2020 – Ampco-Pittsburgh Corporation (NYSE: AP) (the “Corporation”) reports net income for the three and six months ended June 30, 2020, of $0.7 million, or $0.05 per share, and $4.8 million, or $0.38 per share, respectively. By comparison, the Corporation incurred a net loss of $(3.9) million, or $(0.31) per share, and $(19.0) million, or $(1.52) per share, for the same periods of the prior year which respectively included a $(0.27) and $(0.45) per share loss from discontinued operations.

Sales from continuing operations were $74.8 million and $165.8 million for the three and six months ended June 30, 2020, respectively, compared to $102.5 million and $210.0 million for the three and six months ended June 30, 2019, respectively. The decrease is principally attributable to a lower volume of shipments for the Forged and Cast Engineered Products segment due to customer deferrals in response to the global pandemic in the flat-rolled steel and aluminum markets and reduced demand for other forged engineered products.

Commenting on the quarter’s results, Brett McBrayer, Ampco-Pittsburgh’s Chief Executive Officer, said, “I am proud of the way our team has responded to the pandemic while generating positive net income for Q2. We have taken extraordinary measures to maintain safe work environments and to protect our liquidity, including extended plant shutdowns and cost containment efforts in the quarter to mitigate reduced customer demand in our Forged and Cast Engineered Products segment. The restructuring of our portfolio, cost reduction measures and production efficiency improvements over the past two years have helped position us to achieve positive results and, to date, minimize the effects of the pandemic. Our Air and Liquid Processing segment also demonstrated its strength by delivering sales and income levels for the quarter about equal to the prior year, and sequentially better, with no plant downtime from the pandemic. Operating measures taken during the quarter to preserve liquidity enabled us to increase our cash position and to pay down borrowings under our revolving credit agreement significantly.”

The Corporation reported a modest loss from continuing operations for the three months ended June 30, 2020, of $(0.1) million compared to $(0.7) million for the three months ended June 30, 2019. For the six months ended June 30, 2020, income from continuing operations was $4.3 million compared to a loss of $(12.6) million for the same period of the prior year. (Loss) income from continuing operations for the three and six months ended June 30, 2020, includes net unabsorbed costs associated with the temporary idling of certain of our forged and cast roll manufacturing facilities due to the pandemic. Income from continuing operations for the six months ended June 30, 2020, also includes subsequent proceeds from a 2018 business interruption claim (“Proceeds from Business Interruption Insurance Claim”). By comparison, loss from continuing operations for the three and six months ended June 30, 2019, includes excess costs of the Corporation’s Avonmore, PA cast roll manufacturing facility (“Avonmore”) which was sold in September 2019 (“Excess Costs of Avonmore”), professional fees and employee severance costs associated with the Corporation’s overall restructuring plan (“Restructuring-Related Costs”), and bad debt expense for a cast roll customer who had filed for bankruptcy protection (“Bad Debt Expense”). Additionally, loss from continuing operations for the six months ended June 30, 2019, includes an impairment loss (“Impairment Charge”) associated with the write-down of certain assets of Avonmore in anticipation of its sale.

Excluding the Proceeds from Business Interruption Insurance Claim from the current year operating results and the Bad Debt Expense, the Excess Costs of Avonmore, the Restructuring-Related Costs, and the Impairment Charge from prior year operating results, as applicable, adjusted (loss) income from continuing operations, which is not based on U.S. generally accepted accounting principles (“GAAP”), was $(0.1) million and $3.5 million for the three and six months ended June 30, 2020, and $2.6 million and $3.8 million for the three and six months ended June 30, 2019, respectively. Although the current year periods benefited from improved roll pricing, the elimination of the Excess Costs of Avonmore and lower SG&A expense due to restructuring efforts, these factors could not completely offset the pandemic-driven impacts of the lower volume of shipments and net unfavorable absorption due to plant shutdowns in the Forged and Cast Engineered Products segment. A reconciliation of these GAAP to non-GAAP results is provided below under “Non-GAAP Financial Measures Reconciliation Schedule.”

Other income for the three months ended June 30, 2020, improved when compared to the same period of the prior year, which included dividend income of $1.4 million from one of the Corporation’s Chinese joint ventures in 2019. Partial recovery of foreign exchange rates and equity markets during the quarter, following pandemic-related market disruptions at the end of the first quarter, resulted in unrealized gains and contributed to the improvement period over period. On a year-to-date basis, the fluctuation in other income (expense) – net is due to higher unrealized losses on foreign exchange and unrealized losses on rabbi trust assets versus gains in the prior year along with the prior year benefiting from the $1.4 million of dividend income.

The income tax benefit for the six months ended June 30, 2020, includes a benefit of $3.5 million for the additional tax loss carryback provisions included in the CARES Act.

Segment Results

Forged and Cast Engineered Products

Sales for the three and six months ended June 30, 2020, declined 36% and 27% from the respective prior year periods primarily due to customers deferring shipments for mill rolls in response to the pandemic and reduced demand for other forged engineered products. Operating results for the three months ended June 30, 2020, were comparable to the same period of the prior year. While the segment was adversely impacted by the lower volume of shipments and net unabsorbed costs associated with the temporary idling of certain of its forged and cast roll manufacturing facilities due primarily to the market impact of the pandemic, improved product pricing, elimination of the Excess Costs of Avonmore and lower SG&A expense helped mitigate the impact to operating results.

On a year-to-date basis, operating results for the current year, which includes the Proceeds from Business Interruption Insurance Claim, significantly improved against the prior year, which included the Impairment Charge, the Restructuring-Related Costs, the Bad Debt Expense, and the Excess Costs of Avonmore, which was divested in September 2019. Similarly, the effect of the lower volume of shipments and net unabsorbed costs associated with the temporary idling of certain of our forged and cast roll manufacturing facilities due to the pandemic was mitigated by improved product pricing, elimination of the Excess Costs of Avonmore and lower SG&A expense.

Air and Liquid Processing

Sales for the Air and Liquid Processing segment for the three and six months ended June 30, 2020, were slightly better than the same periods of the prior year. Operating income for the quarter nearly met the prior year level yet continues to exceed the prior period on a year-to-date basis. The segment has continued to operate without disruption during the pandemic.

Teleconference Access

Ampco-Pittsburgh Corporation (NYSE: AP) will hold a conference call on Thursday, August 6, 2020, at 10:30 a.m. Eastern Time (ET) to discuss its financial results for the quarter ended June 30, 2020. The Corporation encourages participants to pre-register at any time, including up to and after the call start time via this link: http://dpregister.com/10146487. Those without internet access or unable to pre-register should dial in at least five minutes before the start time using:

•	Participant Dial-in (Toll Free): 1-844-308-3408

•	Participant International Dial-in: 1-412-317-5408

For those unable to listen to the live broadcast, a replay will be available one hour after the event concludes on the Corporation’s website under the Investors menu at www.ampcopgh.com.

About Ampco-Pittsburgh Corporation

Ampco-Pittsburgh Corporation manufactures and sells highly engineered, high-performance specialty metal products and customized equipment utilized by industry throughout the world. Through its operating subsidiary, Union Electric Steel Corporation, it is a leading producer of forged and cast rolls for the global steel and aluminum industry. It also manufactures open-die forged products that principally are sold to customers in the steel distribution market, oil and gas industry, and the aluminum and plastic extrusion industries. The Corporation is also a producer of air and liquid processing equipment, primarily custom-engineered finned tube heat exchange coils, large custom air handling systems, and centrifugal pumps. It operates manufacturing facilities in the United States, England, Sweden, Slovenia, and participates in three operating joint ventures located in China. It has sales offices in North and South America, Asia, Europe, and the Middle East. Corporate headquarters is located in Carnegie, Pennsylvania.

Non-GAAP Financial Measures

The Corporation presents non-GAAP adjusted (loss) income from continuing operations as a supplemental financial measure to GAAP financial measures regarding the Corporation’s operational performance. This non-GAAP financial measure excludes unusual items affecting comparability, as described more fully in the footnotes to the attached “Non-GAAP Financial Measures Reconciliation Schedule,” including the Impairment Charge, the Restructuring-Related Costs, the Excess Costs of Avonmore, the Bad Debt Expense, and the Proceeds from Business Interruption Insurance Claim, which the Corporation believes are not indicative of its core operating results. A reconciliation of this non-GAAP financial measure to (loss) income from continuing operations, the most directly comparable GAAP financial measure, is provided below under “Non-GAAP Financial Measures Reconciliation Schedule.”

The Corporation has presented non-GAAP adjusted (loss) income from continuing operations because it is a key measure used by the Corporation’s management and Board of Directors to understand and evaluate the Corporation’s operating performance and to develop operational goals for managing the business. Management believes this non-GAAP financial measure provides useful information to investors and others in understanding and evaluating the operating results of the Corporation, enhancing the overall understanding of the Corporation’s past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by management in its financial and operational decision-making. Non-GAAP adjusted (loss) income from continuing operations should be used only as a supplement to GAAP information, in conjunction with the Corporation’s condensed consolidated financial statements prepared in accordance with GAAP, and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are limitations related to the use of non-GAAP adjusted (loss) income from continuing operations rather than GAAP (loss) income from continuing operations. Among other things, the Excess Costs of Avonmore, which are excluded from the non-GAAP financial measure, necessarily reflect judgments made by management in allocating manufacturing and operating costs between Avonmore and the Corporation’s other operations and in anticipating how the Corporation will conduct business following the sale of Avonmore, which was completed on September 30, 2019.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a safe harbor for forward-looking statements made by or on behalf of the Corporation. The information contained in this press release may include, but is not limited to, statements about undertaking and success of the rights offering described herein, operating performance, trends, events that we expect or anticipate will occur in the future, statements about sales levels, restructuring, the impact from global pandemics (including COVID-19), profitability and anticipated expenses and cash outflows. All statements in this document other than statements of historical fact are statements that are, or could be, deemed “forward-looking statements” within the meaning of the Act and words such as “may,” “intend,” “believe,” “expect,” “anticipate,” “estimate,” “project,” “forecast” and other terms of similar meaning that indicate future events and trends are also generally intended to identify forward-looking statements. Forward-looking statements speak only as of the date on which such statements are made, are not guarantees of future performance or expectations and involve risks and uncertainties. For the Corporation, these risks and uncertainties include, but are not limited to: cyclical demand for products and economic downturns; excess global capacity in the steel industry; increases in commodity prices or shortages of key production materials; consequences of global pandemics (including COVID-19); new trade restrictions and regulatory burdens associated with “Brexit”; inability of the Corporation to successfully restructure its operations; limitations in availability of capital to fund the Corporation’s operations and strategic plan; inability to satisfy the continued listing requirements of the New York Stock Exchange; potential attacks on information technology infrastructure and other cyber-based business disruptions; and those discussed more fully in documents filed with the SEC by the Corporation, particularly in Item 1A, Risk Factors, in Part I of the Corporation’s Form 10-K for the year ended December 31, 2019, and Part II of the Corporation’s Form 10-Q for the quarter ended March 31, 2020. The Corporation cannot guarantee any future results, levels of activity, performance or achievements. In addition, there may be events in the future that the Corporation may not be able to predict accurately or control which may cause actual results to differ materially from expectations expressed or implied by forward-looking statements. Except as required by applicable law, we assume no obligation, and disclaim any obligation, to update forward-looking statements whether as a result of new information, events or otherwise.

AMPCO-PITTSBURGH CORPORATION

FINANCIAL SUMMARY

(in thousands except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Sales	$74,778	$102,519	$165,841	$210,013

Cost of products sold
(excl. depreciation and amortization)	59,983	84,536	130,143	174,757
Selling and administrative	10,199	13,929	22,029	27,814
Depreciation and amortization	4,653	4,650	9,352	9,909
Impairment charge	—	—	—	10,082
Loss on disposal of assets	29	57	52	63

Total operating expenses	74,864	103,172	161,576	222,625

(Loss) income from continuing operations	(86)	(653)	4,265	(12,612)
Other income (expense) – net	1,451	1,076	(1,081)	1,127

Income (loss) from continuing operations before income taxes	1,365	423	3,184	(11,485)

Income tax (provision) benefit	(504)	(644)	2,279	(1,287)

Net income (loss) from continuing operations	861	(221)	5,463	(12,772)
Loss from discontinued operations, net of tax	—	(3,391)	—	(5,633)

Net income (loss)	861	(3,612)	5,463	(18,405)

Less: Net income attributable to noncontrolling interest	193	246	653	601

Net income (loss) attributable to Ampco-Pittsburgh	$668	$(3,858)	$4,810	$(19,006)

Net income (loss) from continuing operations per share attributable to Ampco-Pittsburgh common shareholders:
Basic	$0.05	$(0.04)	$0.38	$(1.07)

Diluted	$0.05	$(0.04)	$0.37	$(1.07)

Loss from discontinued operations, net of tax, per share attributable to Ampco-Pittsburgh common shareholders:
Basic	$—	$(0.27)	$—	$(0.45)

Diluted	$—	$(0.27)	$—	$(0.45)

Net income (loss) per share attributable to Ampco-Pittsburgh common shareholders:
Basic	$0.05	$(0.31)	$0.38	$(1.52)

Diluted	$0.05	$(0.31)	$0.37	$(1.52)

Weighted-average number of common shares outstanding:
Basic	12,740	12,576	12,698	12,537

Diluted	13,382	12,576	12,959	12,537

AMPCO-PITTSBURGH CORPORATION

SEGMENT INFORMATION

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net Sales:
Forged and Cast Engineered Products	$50,460	$78,557	$119,224	$163,847
Air and Liquid Processing	24,318	23,962	46,617	46,166

Consolidated	$74,778	$102,519	$165,841	$210,013

(Loss) income from continuing operations:
Forged and Cast Engineered Products	$(423)	$(170)	$4,133	$(10,203)
Air and Liquid Processing	2,846	2,948	5,430	5,091
Corporate costs	(2,509)	(3,431)	(5,298)	(7,500)

Consolidated	$(86)	$(653)	$4,265	$(12,612)

AMPCO-PITTSBURGH CORPORATION

NON-GAAP FINANCIAL MEASURES RECONCILIATION SCHEDULE

(in thousands)

As described under “Non-GAAP Financial Measures” above, the Corporation presents non-GAAP adjusted (loss) income from continuing operations as a supplemental financial measure to GAAP financial measures. The following is a reconciliation of this non-GAAP financial measure to (loss) income from continuing operations, the most directly comparable GAAP financial measure, for the three and six months ended June 30, 2020, and 2019, respectively:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
(Loss) income from continuing operations, as reported (GAAP)	$(86)	$(653)	$4,265	$(12,612)
Impairment Charge (1)	—	—	—	10,082
Restructuring-Related Costs (2)	—	171	—	1,092
Excess Costs of Avonmore (3)	—	1,685	—	3,887
Bad Debt Expense (4)	—	1,366	—	1,366
Proceeds from Business Interruption Insurance Claim (5)	—	—	(769)	—

(Loss) income from continuing operations, as adjusted (Non-GAAP)	$(86)	$2,569	$3,496	$3,815

(1)	Represents an impairment charge to record the Avonmore plant to its estimated net realizable value less costs to sell in anticipation of its sale, which was completed in 2019.
(2)	Represents professional fees associated with the Corporation’s overall restructuring plan and employee severance costs due to reductions in force.
(3)

Represents estimated net operating costs not expected to continue after the sale of the Avonmore plant, which was completed in 2019. The estimated temporary excess costs include judgments made by management in allocating manufacturing and operating costs between Avonmore and the Corporation’s other operations and in anticipating how it will conduct business following the sale of the Avonmore plant.

(4)	Represents bad debt expense for a cast roll customer who filed for bankruptcy during the second quarter of 2019.
(5)	Represents business interruption insurance proceeds received for equipment outages that occurred in 2018.